UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2003

NEW YORK COMMUNITY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-31565 Commission File Number	06-1377322 (I.R.S. Employer Identification No.)

615 Merrick Avenue, Westbury, New York 11590
(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 683-4100

Not applicable
(Former name or former address, if changed since last report)

CURRENT REPORT ON FORM 8-K

Item 1.	Changes in Control of Registrant

Not applicable.

Item 2.	Acquisition or Disposition of Assets

Not applicable.

Item 3.	Bankruptcy or Receivership

Not applicable.

Item 4.	Changes in Registrant’s Certifying Accountant

Not applicable.

Item 5.	Other Events

Not applicable.

Item 6.	Resignations of Registrant’s Directors

Not applicable.

Item 7.	Financial Statements and Exhibits

(a)	No financial statements of businesses acquired are required.

(b)	No pro forma financial information is required.

(c)	Attached as an exhibit is the text of a written presentation regarding the Company’s first quarter 2003 financial performance, its strategies, and its updated diluted earnings per share guidance for 2003. The Company intends to make available, and distribute, the presentation to current and prospective investors, and to post it on its web site, beginning on April 28, 2003.

Item 8.	Change in Fiscal Year

Not applicable.

Item 9.	Regulation FD Disclosure

Beginning on April 28, 2003, the Company intends to make available, and distribute, to current and prospective investors a written presentation that will also be posted on its web site. The presentation discusses the Company’s first quarter 2003 financial performance and strategies. In addition, the presentation discusses the Company’s projections of 2003 diluted earnings per share in the range of $2.67 to $2.75.

Historic data regarding the Company’s diluted cash earnings per share for the years ended December 31, 1998, 1999, 2000, 2001, and 2002 and for the quarter ended March 31, 2003 are provided, together with a reconciliation to its diluted GAAP earnings per share for the corresponding periods. In addition, certain data reflecting the Company’s 2000 and 2001 core earnings is provided, together with a reconciliation to its GAAP earnings for the corresponding years.

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

Not applicable.

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans

Not applicable.

Item 12.	Results of Operations and Financial Condition

Not applicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 28, 2003 Date	NEW YORK COMMUNITY BANCORP, INC. /s/ Joseph R. Ficalora —————————————— Joseph R. Ficalora President and Chief Executive Officer

EXHIBIT INDEX

99.1	Written presentation to be made available and distributed to current and prospective investors and posted on the Company’s web site beginning on April 28, 2003.